Exhibit 10.46

First Amendment to the License Agreement Between The Regents of the University of California and
General Fiber, Inc. UC Agreement Control No. 2006-04-0026

This First Amendment ("First Amendment"), dated November 08, 2005 (the "Effective Date"), is made by and between The Regents of the University of California ("The Regents") and General Fiber, Inc. ("Licensee").

RECITALS

WHEREAS, The Regents has entered into an existing Exclusive License Agreement with Licensee, dated July 11, 2005, relating to various inventions entitled, "Estriol for the treatment of autoimmune diseases & the use of estriol and other estranges, estrogens and estrogen receptor active compositions in the treatment of psoriasis & other autoimmune diseases" (UCLA Case No. 1998-531 & UCLA Case No. 2004-101) developed at The Regents (the "License Agreement");

WHEREAS, Licensee desires to amend and clarify the License Agreement with The Regents;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this First Amendment mutually agree to amend the License Agreement as follows:

1. Paraqraph 1.1 ("Regents' Patent Rights") is deleted and replaced with the following, which is amended to include "UC Case No. 2006-154" and UC Case No. 2006-155" in the parenthetical in the paragraph:

1.1 "Regents' Patent Rights" means The Regents interest in any of the patent applications listed in Appendix A attached to this Agreement and assigned to The Regents (UCLA Case No. 1998-531, UCLA Case No. 2004-101, UCLA Case No. 2006.. 154 and UCLA Case No. 2006-155); any continuing applications thereof including divisions; but excluding continuations-in-part except to the extent of claims entirel'y supported in the specification and entitled to the priority date of the parent application; any patents issuing on these applications including reissues and reexaminations; and any corresponding foreign patents or patent applications; all of which will be automatically incorporated in and added to Appendix A and made a part of this Agreement.

2. Appendix A ("Regents' Patent Rights") is deleted and replaced with the following, which is amended to include the patent applications filed under UC Case No. 2006-154 and UC Case No. 2006-155.

APPENDIX A REGENTS' PATENT RIGHTS

                        Patent No. 6,936,599, which was based on U.S. Patent Application No. 10/131,834 entitled "Estriol Therapy for Multiple Sclerosis and Other Autoimmune Diseases," Wed April 24, 2002, which was based on Provisional Application No. 60/286,842 filed 4125/01 (UCLA Case Nos. 1998-531-1,2) by Dr. Rhonda

                        Voskuhl, and assigned to The Regents.

                        S. Patent Application No. 10/984,364 entitled "The Use of Estriol and Other Estranes, Estrogen and Estrogen Receptor Active Compositions in the Treatment of Psoriasis ... ," filed November 8,2004, (UCLA Case No. 2004-101-3) by Drs. Rhonda R. Voskuhl, Gerald D. Weinstein and Jenny E. Murase and assigned to The Regents.

European Patent Application No. 02729034.5 based on PCT/US02/13407 (UCLA Case No. 1998-531-2), filed April 25, 2002 entitled "Estriol Therapy for Multiple Sclerosis and Other Autoimmune Diseases" by Dr. Rhonda R. Voskuhl.

Provisional Patent Application entitled "Method of treating post-partum diseases with estrogens, estranges, estriol, or estrogen receptor composition", filed September 26, 2005 (UCLA Case No.2006154), invented by Dr. Rhonda Voskuhl and assigned to The Regents.

Provisional Patent Application entitled "Method of treating of preventing a neurodegenerative disease with estrogens, estranges, estriol, or estrogen receptor composition", filed September 26, 2005 (UCLA ~ase No.2006-155), invented by Dr. Rhonda Voskuhl and assigned to The Regents.

3. Section 6.3

Under Section 6.3 of the License Agreement, the list of diligence items shall be expanded to include the following:

Section 6.3e: Licensee will, within eighteen months from the Effective Date of this Amendment, conduct preclinical or clinical studies with one or more of the compounds whQse utility is claimed in the patent application described in Appendix A above to test efficacy in at least one disease other than multiple sclerosis,.

The remainder of the due diligence obligations shall remain in place for the patent applications under Appendix A.

4. In consideration for this Amendment, Licensee will pay to The Regents a two thousand dollar ($2,000) amendment fee within thirty (30) days of the Effective Date of this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the License Agreement by their duly authorized representatives for good and valuable consideration.

GENERAL FIBER, INC	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By: /s/ Nicholas Stergis	By: /s/ Claire T . Wake, Ph.D.
Name: Nicholas Stergis	Name: Claire T . Wake, Ph.D.
Title: Chief Operating Officer	Title: Assistant Director, Licensing
Office of Intellectual Property Administration

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